FOR IMMEDIATE RELEASE
Contact: Sam Ullrich
(502) 638-3906
Sam.Ullrich@kyderby.com
CHURCHILL DOWNS INCORPORATED REPORTS
2024 FOURTH QUARTER AND FULL YEAR RESULTS
LOUISVILLE, Ky. (February 19, 2025) - Churchill Downs Incorporated (Nasdaq: CHDN) (the "Company", "CDI", "we") today reported business results for the quarter and full year ended December 31, 2024.
Company Highlights
■Record fourth quarter 2024 financial results compared to the prior year:
–Net revenue of $624.2 million, up $63.0 million or 11%
–Net income attributable to CDI of $71.7 million, up $14.1 million or 24%
–Adjusted EBITDA of $236.6 million, up $17.5 million or 8%
■Record 2024 financial results compared to the prior year:
–Net revenue of $2.7 billion, up $272.6 million or 11%
–Net income attributable to CDI of $426.8 million, up $9.5 million or 2%
–Adjusted EBITDA of $1.2 billion, up $135.3 million or 13%
■We successfully ran the 150th Kentucky Derby on the first Saturday of May generating all-time record all-sources handle and all-time record Derby Week Adjusted EBITDA.
■We opened the Terre Haute Casino Resort in Indiana in April 2024, and the hotel in May 2024.
■The Rose Gaming Resort opened in Dumfries, Virginia in November 2024, with 1,650 historical racing machines and a 102-room hotel as our eighth HRM entertainment venue in Virginia.
■We opened Owensboro Racing & Gaming in Owensboro, Kentucky on February 12, 2025, with 600 historical racing machines, a retail sportsbook, simulcast wagering, and food and beverage offerings.
■We ended 2024 with net bank leverage of 4.0x and returned $218.3 million of capital to shareholders through share repurchases and dividends.

CONSOLIDATED RESULTS

	Fourth Quarter		Years Ended December 31
(in millions, except per share data)	2024	2023	2024	2023

Net revenue	$624.2	$561.2	$2,734.3	$2,461.7
Net income attributable to CDI	$71.7	$57.6	$426.8	$417.3
Diluted EPS attributable to CDI	$0.95	$0.76	$5.68	$5.49
Adjusted EBITDA(a)	$236.6	$219.1	$1,159.2	$1,023.9

(a) This is a non-GAAP measure. See explanation of non-GAAP measures below.

SEGMENT RESULTS
The summaries below present revenue from external customers and intercompany revenue from each of our reportable segments. We have changed the name of the TwinSpires segment to Wagering Services and Solutions to better reflect the businesses that are within this segment. All comparisons are against the applicable prior year period unless otherwise noted.
Live and Historical Racing

	Fourth Quarter		Years Ended December 31,
(in millions)	2024	2023	2024	2023

Revenue	$275.5	$235.3	$1,267.0	$1,084.6
Adjusted EBITDA	101.6	88.9	574.6	475.4
Fourth Quarter 2024
Fourth quarter 2024 revenue increased $40.2 million due to a $19.6 million increase primarily from the opening of The Rose Gaming Resort in Northern Virginia, a $10.4 million increase from our other Virginia HRM venues, a $4.1 million increase from our Southwestern Kentucky HRM venue, a $2.7 million increase at Churchill Downs Racetrack, a $2.1 million increase from our Northern Kentucky HRM venues, and a $1.3 million net increase from our other HRM venues.
Fourth quarter 2024 Adjusted EBITDA increased $12.7 million due to a $5.2 million increase primarily from the opening of The Rose Gaming Resort in Northern Virginia, a $7.6 million increase from our other Virginia HRM venues, a $2.1 million increase from our Southwestern Kentucky HRM venue, and a $1.5 million increase from our Northern Kentucky HRM venues. These increases were offset by a $1.8 million decrease related to an increase in government relations expense allocated to Virginia, a $1.3 million decrease at Churchill Downs Racetrack and a $0.6 million decrease at our other HRM venues.
Full Year 2024
Full year 2024 revenue increased $182.4 million due to a $57.2 million increase at Churchill Downs Racetrack due to a record-breaking 150th Derby Week, a $25.9 million increase in Northern Virginia including the opening of The Rose Gaming Resort, a $17.2 million increase from the opening of the Rosie’s Emporia HRM venue in Southern Virginia in September 2023, a $39.5 million increase from our other Virginia HRM venues, a $41.5 million increase from our Kentucky HRM venues, and a $1.1 million increase from our New Hampshire venue.
Full year 2024 Adjusted EBITDA increased $99.2 million due to a $32.6 million increase at Churchill Downs Racetrack due to a record-breaking 150th Derby Week, $9.7 million increase in Northern Virginia including the opening of The Rose Gaming Resort, a $7.1 million increase from the opening of the Rosie’s Emporia HRM venue in Southern Virginia in September 2023, a $38.3 million increase from our other Virginia HRM venues, and an $11.5 million increase primarily from our other Kentucky HRM venues.
Wagering Services and Solutions

	Fourth Quarter		Years Ended December 31,
(in millions)	2024	2023	2024	2023

Revenue	$108.0	$110.6	$500.7	$458.4
Adjusted EBITDA	37.3	34.9	165.6	132.1

Fourth Quarter 2024
Fourth quarter 2024 revenue decreased $2.6 million due to a $3.5 million decrease from our sports betting business and a $1.3 million decrease in TwinSpires Horse Racing primarily due to market access and shifts in race days at other tracks. These decreases were partially offset by a $2.2 million increase from Exacta primarily from the growth of our Virginia HRM venues.
Fourth quarter 2024 Adjusted EBITDA increased $2.4 million due to a $2.1 million increase from our Exacta business primarily because of increased fees from the growth of our Virginia HRM venues, a $2.2 million increase from a one-time reduction in compensation expenses related to our Exacta business, and a $0.3 million increase in TwinSpires Horse Racing. These increases were partially offset by a $2.2 million decrease primarily from our sports betting business.
Full Year 2024
Full year 2024 revenue increased $42.3 million due to a $40.8 million increase from our Exacta business primarily from growth in our third party HRM business and from the growth of our Virginia HRM venues and a $2.0 million increase from our sports betting business, partially offset by a $0.5 million decrease from TwinSpires Horse Racing.
Full year 2024 Adjusted EBITDA increased $33.5 million due to a $29.2 million increase from our Exacta business because of increased fees from our Virginia HRM venues, a $2.2 million increase from a one-time reduction in accrued compensation expenses related to our Exacta business, and a $2.6 million increase primarily from our sports betting business, partially offset by a $0.5 million decrease from TwinSpires Horse Racing.
Gaming

	Fourth Quarter		Years Ended December 31,
(in millions)	2024	2023	2024	2023

Revenue	$257.5	$230.2	$1,045.4	$974.6
Adjusted EBITDA	120.1	113.4	506.9	488.6
Fourth Quarter 2024
Fourth quarter 2024 revenue increased $27.3 million due to a $30.3 million increase from the opening of the Terre Haute Casino Resort, partially offset by a $3.0 million decrease from our other wholly owned gaming properties primarily due to regional gaming softness and increased competition.
Fourth quarter 2024 Adjusted EBITDA increased $6.7 million due to an $11.4 million increase from the opening of the Terre Haute Casino Resort and a $2.7 million increase from our equity investment in Miami Valley Gaming. These increases were partially offset by a $2.3 million decrease from our other wholly owned gaming properties and a $5.1 million decrease from our equity investment in Rivers Des Plaines primarily due to regional gaming softness, increased competition, and higher labor and benefit expense.
Full Year 2024
Full year 2024 revenue increased $70.8 million primarily due to a $96.6 million increase from the opening of the Terre Haute Casino Resort. This increase was partially offset by a $15.6 million decrease from our other wholly owned gaming properties primarily due to inclement weather in January 2024, regional gaming softness, and increased competition; and a $10.2 million decrease due to our decision not to renew the management agreement at Lady Luck at the end of June 2023.

Full year 2024 Adjusted EBITDA increased $18.3 million primarily due to a $44.5 million increase from the opening of the Terre Haute Casino Resort and a $3.0 million increase from our equity investment in

Miami Valley Gaming. These increases were partially offset by a $19.5 million decrease from our wholly owned gaming properties and an $8.5 million decrease from our equity investment in Rivers Des Plaines primarily due to inclement weather in January 2024, regional gaming softness, increased competition, and higher labor and benefit expense; and a $1.2 million decrease from proceeds for business interruption insurance claims in the third quarter 2023 that did not reoccur.
All Other

	Fourth Quarter		Years Ended December 31,
(in millions)	2024	2023	2024	2023

Revenue	$2.1	$0.2	$6.6	$0.9
Adjusted EBITDA	(22.4)	(18.1)	(87.9)	(72.2)
Fourth Quarter 2024
Fourth quarter 2024 revenue increased $1.9 million due to intercompany revenue related to the captive insurance company that was established in April 2024. All captive revenue is eliminated in consolidation.
Fourth quarter 2024 Adjusted EBITDA decreased $4.3 million driven primarily by increased corporate compensation related expenses and other corporate administrative expenses driven by enterprise growth.
Full Year 2024
Full year 2024 revenue increased $5.7 million primarily due to intercompany revenue related to the captive insurance company that was established in April 2024. All captive revenue is eliminated in consolidation.
Full year 2024 Adjusted EBITDA decreased $15.7 million driven primarily by increased corporate compensation related expenses and other corporate administrative expenses driven by enterprise growth.

CAPITAL MANAGEMENT
Share Repurchase Program
The Company repurchased 160,466 shares of its common stock at a total cost of $21.3 million based on trade date under its share repurchase program in the fourth quarter of 2024. The Company repurchased 506,300 shares of its common stock at a total cost of $65.3 million based on trade date under its share repurchase program in 2024. We had $149.6 million of repurchase authority remaining under this program as of December 31, 2024.
Annual Dividend
On October 22, 2024, the Company's Board of Directors approved an annual cash dividend on the Company's common stock of $0.409 per outstanding share, a seven percent increase over the prior year. The dividend was paid on January 3, 2025, to shareholders of record as of the close of business on December 6, 2024, with the aggregate cash dividend paid to each shareholder rounded to the nearest whole cent. This marks the fourteenth consecutive year that the Company has increased the dividend per share.
Capital Investments
We currently expect our project capital to be approximately $350 to $400 million in 2025, although this amount may vary significantly based on the timing of work completed, unanticipated delays, and timing of payments to third parties. We plan to use our operating cash flows and existing revolving credit facility to fund our capital project expenditures.

NET INCOME ATTRIBUTABLE TO CDI
Fourth Quarter 2024 Results
The Company's fourth quarter 2024 net income attributable to CDI was $71.7 million compared to $57.6 million in the prior year quarter.
The following factors impacted the comparability of the Company's fourth quarter 2024 net income to the prior year quarter:
•a $9.9 million after-tax decrease in transaction, pre-opening, and other expense primarily from the settlement of certain liabilities recorded at the time of the Company's November 2022 acquisition of substantially all of the assets of Peninsula Pacific Entertainment LLC,
•a $1.7 million after-tax increase in other charges and recoveries, net primarily related to non-recurring insurance claim recoveries,
•a $0.2 million decrease of after-tax other charges; and
•a $0.1 million decrease in after-tax non-cash asset impairments.
This was partially offset by:
•a $1.1 million after-tax decrease primarily from legal reserves.
Excluding the items above, fourth quarter 2024 adjusted net income attributable to CDI increased $3.3 million primarily due to the following:
•a $3.9 million after-tax increase primarily driven by the results of our operations,
•partially offset by a $0.6 million after-tax increase in interest expense associated with higher outstanding debt balances and higher interest rates.
Full Year 2024 Results
The Company's full year 2024 net income attributable to CDI was $426.8 compared to $417.3 million in the prior year.
The following factors impacted comparability of the Company's net income for the year ended December 31, 2024 compared to the prior year:
•an $86.2 million after-tax gain on the sale of the Arlington property in the prior year; and
•a $0.7 million after-tax decrease primarily from legal reserves.
This was partially offset by:
•a $15.7 million after-tax decrease in non-cash asset impairments,
•a $12.8 million after-tax decrease in transaction, pre-opening, and other expense primarily from the settlement of certain liabilities recorded at the time of the Company's November 2022 acquisition of substantially all of the assets of Peninsula Pacific Entertainment LLC,
•a $5.1 million after-tax increase of other charges and recoveries, net primarily related to non-recurring insurance claim recoveries; and
•a $1.6 million after-tax decrease of other charges.
Excluding these items, full year 2024 adjusted net income attributable to CDI increased $61.2 million primarily due to the following:
•a $77.0 million after-tax increase primarily driven by the results of our operations and equity income from our unconsolidated affiliates,

•partially offset by a $15.8 million after-tax increase in interest expense associated with higher outstanding debt balances and higher interest rates.
Conference Call
A conference call regarding this news release is scheduled for Thursday, February 20, 2025 at 9 a.m. ET. Investors and other interested parties may listen to the teleconference by accessing the online, real-time webcast and broadcast of the call at http://ir.churchilldownsincorporated.com/events.cfm, or by registering in advance via teleconference here. Once registration is completed, participants will be provided with a dial-in number containing a personalized conference code to access the call. All participants are encouraged to dial-in 15 minutes prior to the start time. An online replay will be available by noon ET on Thursday, February 20, 2025. A copy of the Company’s news release announcing quarterly results and relevant financial and statistical information about the period will be accessible at www.churchilldownsincorporated.com.
Use of Non-GAAP Measures
In addition to the results provided in accordance with GAAP, the Company also uses non-GAAP measures, including adjusted net income, adjusted diluted EPS, EBITDA (earnings before interest, taxes, depreciation and amortization), and Adjusted EBITDA.
The Company uses non-GAAP measures as a key performance measure of the results of operations for purposes of evaluating performance internally. These measures facilitate comparison of operating performance between periods and help investors to better understand the operating results of the Company by excluding certain items that may not be indicative of the Company's core business or operating results. The Company believes the use of these measures enables management and investors to evaluate and compare, from period to period, the Company’s operating performance in a meaningful and consistent manner. The non-GAAP measures are a supplemental measure of our performance that is not required by, or presented in accordance with, GAAP, and should not be considered as an alternative to, or more meaningful than, net income or diluted EPS (as determined in accordance with GAAP) as a measure of our operating results.
We use Adjusted EBITDA to evaluate segment performance, develop strategy, and allocate resources. We utilize the Adjusted EBITDA metric to provide a more accurate measure of our core operating results and enable management and investors to evaluate and compare from period to period our operating performance in a meaningful and consistent manner. Adjusted EBITDA should not be considered as an alternative to operating income as an indicator of performance, as an alternative to cash flows from operating activities as a measure of liquidity, or as an alternative to any other measure provided in accordance with GAAP. Our calculation of Adjusted EBITDA may be different from the calculation used by other companies and, therefore, comparability may be limited.
Adjusted net income and adjusted diluted EPS exclude discontinued operations net income or loss; net income or loss attributable to noncontrolling interest; changes in fair value for interest rate swaps related to Rivers Des Plaines; Rivers Des Plaines' legal reserves and transaction costs; transaction expense, which includes acquisition and disposition related charges, as well as legal, accounting, and other deal-related expense; pre-opening expense; and certain other gains, charges, recoveries, and expenses.
Adjusted EBITDA includes our portion of EBITDA from our equity investments and the portion of EBITDA attributable to noncontrolling interest.
Adjusted EBITDA excludes:
•Transaction expense, net which includes:
◦Acquisition, disposition, and property sale related charges;
◦Other transaction expense, including legal, accounting, and other deal-related expense;

•Stock-based compensation expense;
•Asset impairments;
•Gain on property sales;
•Legal reserves;
•Pre-opening expense; and
•Other charges, recoveries, and expenses.
As of December 31, 2021, our property in Arlington Heights, Illinois ("Arlington") ceased racing and simulcast operations and the property was sold on February 15, 2023 to the Chicago Bears. Arlington's results and exit costs in 2023 are treated as an adjustment.
For segment reporting, Adjusted EBITDA includes intercompany revenue and expense totals that are eliminated in the Consolidated Statements of Comprehensive Income. See the Reconciliation of Net Income to Adjusted EBITDA included herewith for additional information.
About Churchill Downs Incorporated
Churchill Downs Incorporated (“CDI”) (Nasdaq: CHDN) has created extraordinary entertainment experiences for over 150 years, beginning with the company’s most iconic and enduring asset, the Kentucky Derby. Headquartered in Louisville, Kentucky, CDI has expanded through the acquisition, development, and operation of live and historical racing entertainment venues, the growth of the online wagering businesses, and the acquisition, development, and operation of regional casino gaming properties. https://www.churchilldownsincorporated.com/

This news release contains various “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by the use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “seek,” “should,” “will,” “scheduled,” and similar words or similar expressions (or negative versions of such words or expressions), although some forward-looking statements are expressed differently.
Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors, that could cause actual results to differ materially from expectations include the following: the occurrence of extraordinary events, such as terrorist attacks, public health threats, civil unrest, and inclement weather, including as a result of climate change; the effect of economic conditions on our consumers' confidence and discretionary spending or our access to credit, including the impact of inflation; changes in, or new interpretations of, applicable tax laws or rulings that could result in additional tax liabilities; the impact of any pandemics, epidemics, or outbreaks of infectious diseases, and related economic matters on our results of operations, financial conditions and prospects; lack of confidence in the integrity of our core businesses or any deterioration in our reputation; negative shifts in public opinion regarding gambling that could result in increased regulation of, or new restrictions on, the gaming industry;loss of key or highly skilled personnel, as well as general disruptions in the general labor market; the impact of significant competition, and the expectation that competition levels will increase; changes in consumer preferences, attendance, wagering, and sponsorships; risks associated with equity investments, strategic alliances and other third-party agreements; inability to respond to rapid technological changes in a timely manner; concentration and evolution of slot machine and historical racing machine (HRM) manufacturing and other technology conditions that could impose additional costs; failure to enter into or maintain agreements with industry constituents, including horsemen and other racetracks; inability to successfully focus on market access and retail operations for our sports betting business and effectively compete; online security risk, including cyber-security breaches, or loss or misuse of our stored information as a result of a breach including customers’ personal information could lead to government enforcement actions or other litigation; costs of compliance with increasingly complex laws and regulations regarding data privacy and protection of personal information; reliance on our technology services and catastrophic events and system failures disrupting our operations; inability to identify, complete, or fully realize the benefits of our proposed acquisitions, divestitures, development of new venues or the expansion of existing facilities on time, on budget, or as planned; difficulty in integrating recent or future acquisitions into our operations; cost overruns and other uncertainties associated with the development of new venues and the expansion of existing facilities; general risks related to real estate ownership and significant expenditures, including risks related to environmental liabilities; personal injury litigation related to injuries occurring at our racetracks; compliance with the Foreign Corrupt Practices Act or other similar laws and regulations, or applicable anti-money laundering regulations; payment-related risks, such as risk associated with fraudulent credit card or debit card use; work stoppages and labor problems; risks related to pending or future legal proceedings and other actions; highly regulated operations and changes in the regulatory environment could adversely affect our business; restrictions in our debt facilities limiting our flexibility to operate our business; failure to comply with the financial ratios and other covenants in our debt facilities and other indebtedness; increases to interest rates (due to inflation or otherwise), disruption in the credit markets or changes to our credit ratings may adversely affect our business; increase in our insurance costs, or inability to obtain similar insurance coverage in the future, and any inability to recover under our insurance policies for damages sustained at our properties in the event of inclement weather and casualty events; and other factors described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and in other filings we make with the Securities and Exchange Commission.

We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CHURCHILL DOWNS INCORPORATED
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited except year ended 2024 and 2023 amounts)

	Three Months Ended December 31,		Years Ended December 31,
(in millions, except per common share data)	2024	2023	2024	2023
Net revenue:
Live and Historical Racing	$268.3	$228.4	$1,225.6	$1,047.3
Wagering Services and Solutions	99.9	104.2	469.5	444.9
Gaming	256.0	228.4	1,039.1	968.6
All Other	—	0.2	0.1	0.9
Total net revenue	624.2	561.2	2,734.3	2,461.7
Operating expense:
Live and Historical Racing	185.5	156.5	735.4	662.2
Wagering Services and Solutions	67.0	68.4	296.5	288.2
Gaming	187.2	171.7	748.9	700.0
All Other	4.8	3.6	15.0	15.6
Selling, general and administrative expense	65.7	51.7	237.7	202.3
Asset impairments	—	0.1	3.9	24.6
Transaction (benefit) expense, net	(12.8)	3.0	(12.1)	4.8
Total operating expense	497.4	455.0	2,025.3	1,897.7
Operating income	126.8	106.2	709.0	564.0
Other (expense) income:
Interest expense, net	(72.8)	(70.6)	(289.8)	(268.4)
Equity in income of unconsolidated affiliates	36.0	35.9	144.9	146.3
Gain on sale of Arlington	—	—	—	114.0
Miscellaneous, net	1.0	0.4	9.1	5.9
Total other expense	(35.8)	(34.3)	(135.8)	(2.2)
Income from operations before provision for income taxes	91.0	71.9	573.2	561.8
Income tax provision	(18.7)	(14.3)	(144.1)	(144.5)
Net income	72.3	57.6	429.1	417.3
Net income attributable to noncontrolling interest	0.6	—	2.3	—
Net income attributable to Churchill Downs Incorporated	$71.7	$57.6	$426.8	$417.3

Net income attributable to Churchill Downs Incorporated per common share data:
Basic net income	$0.95	$0.77	$5.73	$5.55
Diluted net income	$0.95	$0.76	$5.68	$5.49
Weighted average shares outstanding:
Basic	73.9	75.1	74.0	75.2
Diluted	74.6	75.8	74.6	76.1

CHURCHILL DOWNS INCORPORATED
CONSOLIDATED BALANCE SHEETS

(in millions)	December 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$175.5	$144.5
Restricted cash	77.2	77.3
Accounts receivable, net	98.7	106.9
Income taxes receivable	14.5	12.6
Other current assets	46.4	59.5
Total current assets	412.3	400.8
Property and equipment, net	2,874.9	2,561.2
Investment in and advances to unconsolidated affiliates	661.2	655.9
Goodwill	900.2	899.9
Other intangible assets, net	2,409.0	2,418.4
Other assets	18.3	19.3
Total assets	$7,275.9	$6,955.5
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$180.3	$158.5
Accrued expenses and other current liabilities	402.0	426.8
Current deferred revenue	52.9	73.2
Current maturities of long-term debt	63.1	68.0
Dividends payable	31.0	29.3
Total current liabilities	729.3	755.8
Long-term debt (net of current maturities and loan origination fees of $7.7 in 2024 and $8.9 in 2023)	1,767.9	1,697.1
Notes payable (net of debt issuance costs of $23.8 in 2024 and $28.8 in 2023)	3,076.2	3,071.2
Non-current deferred revenue	20.0	11.8
Deferred income taxes	432.7	388.2
Other liabilities	146.5	137.8
Total liabilities	6,172.6	6,061.9
Commitments and contingencies
Redeemable noncontrolling interest	19.7	—
Shareholders' equity:
Preferred stock, no par value; 0.3 shares authorized; no shares issued or outstanding	—	—
Common stock, no par value; 300.0 shares authorized; 73.5 shares issued and outstanding December 31, 2024 and 74.5 shares at December 31, 2023	—	—
Retained earnings	1,084.6	894.5
Accumulated other comprehensive loss	(1.0)	(0.9)
Total shareholders' equity	1,083.6	893.6
Total liabilities and shareholders' equity	$7,275.9	$6,955.5

CHURCHILL DOWNS INCORPORATED
CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)	2024	2023
Cash flows from operating activities:
Net income	$429.1	$417.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	199.1	169.0
Distributions from unconsolidated affiliates	138.7	155.1
Equity in income of unconsolidated affiliates	(144.9)	(146.3)
Stock-based compensation	36.1	32.9
Deferred income taxes	44.5	47.4
Asset impairments	3.9	24.6
Amortization of operating lease assets	5.6	6.2
Gain on sale of Arlington	—	(114.0)
Other	9.7	5.4
Changes in operating assets and liabilities:
Income taxes	(4.5)	(1.1)
Deferred revenue	(12.1)	34.2
Other assets and liabilities	66.5	(25.4)
Net cash provided by operating activities	771.7	605.3
Cash flows from investing activities:
Capital maintenance expenditures	(83.6)	(77.7)
Capital project expenditures	(463.4)	(598.8)
Acquisition of businesses, net of cash acquired	—	(241.3)
Proceeds from sale of Arlington	—	195.7
Other	1.8	4.1
Net cash used in investing activities	(545.2)	(718.0)
Cash flows from financing activities:
Proceeds from borrowings under long-term debt obligations	965.5	1,771.1
Repayments of borrowings under long-term debt obligations	(900.8)	(1,536.0)
Payment of dividends	(29.2)	(27.1)
Repurchase of common stock	(186.0)	(55.9)
Taxes paid related to net share settlement of stock awards	(30.1)	(25.5)
Proceeds from pending equity transaction	—	14.4
Debt issuance costs	(2.6)	(13.0)
Change in bank overdraft	(10.9)	2.0
Other	(2.5)	(0.7)
Net cash (used in) provided by financing activities	(196.6)	129.3
Cash flows from discontinued operations:
Operating activities of discontinued operations	1.0	0.5
Net increase in cash, cash equivalents and restricted cash	30.9	17.1
Cash, cash equivalents and restricted cash, beginning of period	221.8	204.7
Cash, cash equivalents and restricted cash, end of period	$252.7	$221.8

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
(in millions, except per common share data)	2024	2023	2024	2023
GAAP net income attributable to CDI	$71.7	$57.6	$426.8	$417.3

Adjustments, continuing operations:
Gain on sale of assets	—	—	—	(114.0)
Asset impairments	—	0.1	3.9	24.6
Transaction, pre-opening, and other expense	(3.9)	9.6	21.7	39.8
Other charges and recoveries, net	(0.2)	2.4	(6.9)	2.4
Legal reserves	—	(1.2)	—	(1.2)
Legal reserves and transaction costs related to Rivers Des Plaines	—	—	0.3	—
Income tax impact on net income adjustments (a)	1.1	(3.1)	(5.1)	10.6
Total adjustments	(3.0)	7.8	13.9	(37.8)
Adjusted net income attributable to CDI	$68.7	$65.4	$440.7	$379.5

Adjusted diluted EPS	$0.92	$0.86	$5.91	$4.99

Weighted average shares outstanding - Diluted	74.6	75.8	74.6	76.1

(a)The income tax impact for each adjustment is derived by applying the effective tax rate, including current and deferred income tax expense, based upon the jurisdiction and the nature of the adjustment.

	Three Months Ended December 31,		Years Ended December 31,
(in millions)	2024	2023	2024	2023
Total Handle
TwinSpires Horse Racing(a)	$400.0	$439.1	$1,942.1	$1,991.9
(a) Total handle generated by Velocity is not included in total handle from TwinSpires Horse Racing.

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited except year ended 2024 and 2023 amounts)

	Three Months Ended December 31,		Years Ended December 31,
(in millions)	2024	2023	2024	2023
Net revenue from external customers:
Live and Historical Racing:
Churchill Downs Racetrack	$16.7	$14.5	$259.5	$205.8
Louisville	52.0	50.8	209.1	189.0
Northern Kentucky	25.0	22.7	98.9	85.8
Southwestern Kentucky	40.2	36.1	158.3	147.8
Western Kentucky	6.1	6.0	28.8	31.8
Virginia	125.1	95.0	458.2	375.4
New Hampshire	3.2	3.3	12.8	11.7
Total Live and Historical Racing	$268.3	$228.4	$1,225.6	$1,047.3

Wagering Services and Solutions:	$99.9	$104.2	$469.5	$444.9

Gaming:
Florida	$23.8	$24.2	$100.2	$100.7
Iowa	23.5	23.5	93.3	96.0
Indiana	30.3	—	96.6	—
Louisiana	36.8	35.5	150.2	145.6
Maine	24.7	26.0	106.0	114.1
Maryland	22.5	24.0	101.8	106.9
Mississippi	24.6	23.4	98.7	100.9
New York	44.7	45.2	183.0	180.5
Pennsylvania	25.1	26.6	109.3	123.9
Total Gaming	256.0	228.4	1,039.1	968.6
All Other	—	0.2	0.1	0.9
Net revenue from external customers	$624.2	$561.2	$2,734.3	$2,461.7

Intercompany net revenues:
Live and Historical Racing	$7.2	$6.9	$41.4	$37.3
Wagering Services and Solutions	8.1	6.5	31.2	13.5
Gaming	1.5	1.8	6.3	6.0
All Other	2.1	—	6.5	—
Eliminations	(18.9)	(15.2)	(85.4)	(56.8)
Intercompany net revenue	$—	$—	$—	$—

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited except year ended 2024 and 2023 amounts)

	Three Months Ended December 31, 2024
(in millions)	Live and Historical Racing	Wagering Services and Solutions	Gaming	Total Segments	All Other	Total
Net revenue from external customers
Pari-mutuel:
Live and simulcast racing	$14.7	$74.3	$6.3	$95.3	$—	$95.3
Historical racing(a)	224.8	—	9.6	234.4	—	234.4
Racing event-related services	5.9	—	1.6	7.5	—	7.5
Gaming(a)	3.1	2.9	210.5	216.5	—	216.5
Other(a)	19.8	22.7	28.0	70.5	—	70.5
Total	$268.3	$99.9	$256.0	$624.2	$—	$624.2

	Three Months Ended December 31, 2023
(in millions)	Live and Historical Racing	Wagering Services and Solutions	Gaming	Total Segments	All Other	Total
Net revenue from external customers
Pari-mutuel:
Live and simulcast racing	$14.7	$76.5	$6.7	$97.9	$—	$97.9
Historical racing(a)	189.8	—	8.1	197.9	—	197.9
Racing event-related services	4.9	—	1.6	6.5	—	6.5
Gaming(a)	3.2	6.4	188.1	197.7	—	197.7
Other(a)	15.8	21.3	23.9	61.0	0.2	61.2
Total	$228.4	$104.2	$228.4	$561.0	$0.2	$561.2
(a)Food and beverage, hotel, and other services furnished to customers for free as an inducement to wager or through the redemption of our customers' loyalty points are recorded at the estimated standalone selling prices in Other revenue with a corresponding offset recorded as a reduction in historical racing pari-mutuel revenue for HRMs or gaming revenue for our casino properties. These amounts were $14.2 million for the three months ended December 31, 2024 and $13.1 million for the three months December 31, 2023.

	Year Ended December 31, 2024
(in millions)	Live and Historical Racing	Wagering Services and Solutions	Gaming	Total Segments	All Other	Total
Net revenue from external customers
Pari-mutuel:
Live and simulcast racing	$91.3	$352.2	$26.4	$469.9	$—	$469.9
Historical racing(a)	854.9	—	37.0	891.9	—	891.9
Racing event-related services	188.0	—	6.6	194.6	—	194.6
Gaming(a)	12.6	17.3	856.0	885.9	—	885.9
Other(a)	78.8	100.0	113.1	291.9	0.1	292.0
Total	$1,225.6	$469.5	$1,039.1	$2,734.2	$0.1	$2,734.3

	Year Ended December 31, 2023
(in millions)	Live and Historical Racing	Wagering Services and Solutions	Gaming	Total Segments	All Other	Total
Net revenue from external customers
Pari-mutuel:
Live and simulcast racing	$81.9	$359.7	$26.6	$468.2	$—	$468.2
Historical racing(a)	739.1	—	28.6	767.7	—	767.7
Racing event-related services	145.9	—	6.4	152.3	—	152.3
Gaming(a)	11.4	17.3	803.5	832.2	—	832.2
Other(a)	69.0	67.9	103.5	240.4	0.9	241.3
Total	$1,047.3	$444.9	$968.6	$2,460.8	$0.9	$2,461.7
(a)Food and beverage, hotel, and other services furnished to customers for free as an inducement to wager or through the redemption of our customers' loyalty points are recorded at the estimated standalone selling prices in Other revenue with a corresponding offset recorded as a reduction in historical racing pari-mutuel revenue for HRMs or gaming revenue for our casino properties. These amounts were $56.0 million for 2024 and $50.9 million for 2023.

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited except year ended 2024 and 2023 amounts)
Adjusted EBITDA by segment is comprised of the following:

	Three Months Ended December 31, 2024
(in millions)	Live and Historical Racing	Wagering Services and Solutions	Gaming	Total Segments	All Other	Eliminations	Total
Revenues	$275.5	$108.0	$257.5	$641.0	$2.1	$(18.9)	$624.2

Pari-mutuel taxes & purses	(72.6)	(3.9)	(10.8)	(87.3)	—	—	(87.3)
Gaming taxes	(1.4)	(0.5)	(72.5)	(74.4)	—	—	(74.4)
Marketing & advertising	(11.0)	(1.4)	(8.9)	(21.3)	—	—	(21.3)
Salaries & benefits	(32.6)	(8.9)	(43.6)	(85.1)	—	—	(85.1)
Content expense	(1.3)	(42.6)	(1.8)	(45.7)	—	9.8	(35.9)
Selling, general & administrative expense	(13.4)	(2.5)	(12.2)	(28.1)	(21.2)	0.2	(49.1)
Maintenance, insurance & utilities	(11.9)	(1.1)	(9.7)	(22.7)	(3.6)	2.0	(24.3)
Gaming equipment rental & technology costs	(11.1)	(1.0)	(3.9)	(16.0)	—	6.9	(9.1)
Food & beverage costs	(4.0)	—	(4.3)	(8.3)	—	—	(8.3)
Other operating expense	(14.8)	(9.1)	(16.3)	(40.2)	0.1	—	(40.1)
Equity in income of unconsolidated affiliates	—	—	46.6	46.6	—	—	46.6
Other income	0.2	0.3	—	0.5	0.2	—	0.7
Adjusted EBITDA	$101.6	$37.3	$120.1	$259.0	$(22.4)	$—	$236.6

	Three Months Ended December 31, 2023
(in millions)	Live and Historical Racing	Wagering Services and Solutions	Gaming	Total Segments	All Other	Eliminations	Total
Revenues	$235.3	$110.6	$230.2	$576.1	$0.2	$(15.1)	$561.2

Pari-mutuel taxes & purses	(62.4)	(3.9)	(10.5)	(76.8)	—	—	(76.8)
Gaming taxes	(1.4)	(0.9)	(65.6)	(67.9)	—	—	(67.9)
Marketing & advertising	(9.7)	(1.8)	(8.9)	(20.4)	0.1	(0.1)	(20.4)
Salaries & benefits	(27.0)	(8.6)	(36.8)	(72.4)	—	—	(72.4)
Content expense	(1.4)	(44.0)	(1.9)	(47.3)	—	9.7	(37.6)
Selling, general & administrative expense	(8.5)	(4.3)	(10.3)	(23.1)	(18.1)	0.5	(40.7)
Maintenance, insurance & utilities	(11.4)	(1.2)	(10.3)	(22.9)	(0.1)	—	(23.0)
Gaming equipment rental & technology costs	(8.8)	(0.9)	(4.0)	(13.7)	—	5.0	(8.7)
Food & beverage costs	(3.1)	—	(3.7)	(6.8)	—	—	(6.8)
Other operating expense	(12.9)	(10.0)	(13.6)	(36.5)	(0.2)	—	(36.7)
Equity in income of unconsolidated affiliates	—	—	48.7	48.7	—	—	48.7
Other income	0.2	(0.1)	0.1	0.2	—	—	0.2
Adjusted EBITDA	$88.9	$34.9	$113.4	$237.2	$(18.1)	$—	$219.1

	Year Ended December 31, 2024
(in millions)	Live and Historical Racing	Wagering Services and Solutions	Gaming	Total Segments	All Other	Eliminations	Total
Revenues	$1,267.0	$500.7	$1,045.4	$2,813.1	$6.6	$(85.4)	$2,734.3

Pari-mutuel taxes & purses	(300.0)	(19.7)	(43.5)	(363.2)	—	—	(363.2)
Gaming taxes	(5.7)	(2.4)	(291.6)	(299.7)	—	—	(299.7)
Marketing & advertising	(42.1)	(8.9)	(35.4)	(86.4)	(0.1)	—	(86.5)
Salaries & benefits	(127.0)	(32.8)	(164.6)	(324.4)	—	—	(324.4)
Content expense	(6.4)	(205.8)	(8.5)	(220.7)	—	52.3	(168.4)
Selling, general & administrative expense	(40.1)	(15.5)	(46.1)	(101.7)	(85.9)	1.0	(186.6)
Maintenance, insurance & utilities	(46.5)	(4.2)	(42.1)	(92.8)	(8.2)	6.5	(94.5)
Gaming equipment rental & technology costs	(41.6)	(3.5)	(15.4)	(60.5)	—	25.5	(35.0)
Food & beverage costs	(12.9)	—	(16.7)	(29.6)	—	—	(29.6)
Other operating expense	(70.6)	(42.6)	(62.9)	(176.1)	(0.5)	0.1	(176.5)
Equity in income of unconsolidated affiliates	—	—	186.4	186.4	—	—	186.4
Other income	0.5	0.3	1.9	2.7	0.2	—	2.9
Adjusted EBITDA	$574.6	$165.6	$506.9	$1,247.1	$(87.9)	$—	$1,159.2

	Year Ended December 31, 2023
(in millions)	Live and Historical Racing	Wagering Services and Solutions	Gaming	Total Segments	All Other		Eliminations	Total
Revenues	$1,084.6	$458.4	$974.6	$2,517.6	$0.9		$(56.8)	$2,461.7

Pari-mutuel taxes & purses	(262.5)	(19.9)	(39.2)	(321.6)	—		—	(321.6)
Gaming taxes	(5.2)	(2.7)	(283.6)	(291.5)	—		—	(291.5)
Marketing & advertising	(37.6)	(9.8)	(35.4)	(82.8)	(0.1)		0.2	(82.7)
Salaries & benefits	(107.0)	(29.3)	(146.0)	(282.3)	—		—	(282.3)
Content expense	(6.5)	(205.1)	(8.8)	(220.4)	—		47.4	(173.0)
Selling, general & administrative expense	(31.9)	(12.4)	(42.7)	(87.0)	(72.2)		1.4	(157.8)
Maintenance, insurance & utilities	(43.2)	(3.8)	(40.0)	(87.0)	(0.4)		—	(87.4)
Gaming equipment rental & technology costs	(48.7)	(3.7)	(15.6)	(68.0)	—		7.6	(60.4)
Food & beverage costs	(11.3)	—	(14.9)	(26.2)	—		—	(26.2)
Other operating expense	(56.6)	(40.6)	(53.2)	(150.4)	(0.4)	—	0.2	(150.6)
Equity in income of unconsolidated affiliates	—	—	191.6	191.6	—		—	191.6
Other income	1.3	1.0	1.8	4.1	—		—	4.1
Adjusted EBITDA	$475.4	$132.1	$488.6	$1,096.1	$(72.2)		$—	$1,023.9

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited except year ended 2024 and 2023 amounts)

	Three Months Ended December 31,		Years Ended December 31,
(in millions)	2024	2023	2024	2023
Reconciliation of Net Income to Adjusted EBITDA:
Net income attributable to Churchill Downs Incorporated	$71.7	$57.6	$426.8	$417.3
Net income attributable to noncontrolling interest	0.6	—	2.3	—
Net income	72.3	57.6	429.1	417.3

Adjustments:
Depreciation and amortization	53.4	47.2	199.1	169.0
Interest expense	72.8	70.6	289.8	268.4
Income tax provision	18.7	14.3	144.1	144.5
Stock-based compensation expense	12.9	8.1	36.1	32.9
Legal reserves	—	(1.2)	—	(1.2)
Arlington exit costs	—	—	—	9.4
Pre-opening expense	6.0	7.2	29.6	18.6
Other expenses, net	2.9	(0.6)	4.2	7.0
Asset impairments	—	0.1	3.9	24.6
Transaction (benefit) expense, net	(12.8)	3.0	(12.1)	4.8
Other income, expense:
Interest, depreciation and amortization expense related to equity investments	10.6	10.4	42.0	40.2
Rivers Des Plaines' legal reserves and transaction costs	—	—	0.3	—
Other charges and recoveries, net	(0.2)	2.4	(6.9)	2.4
Gain on sale of Arlington	—	—	—	(114.0)
Total adjustments	164.3	161.5	730.1	606.6
Adjusted EBITDA	$236.6	$219.1	$1,159.2	$1,023.9

Adjusted EBITDA by segment:
Live and Historical Racing	$101.6	$88.9	$574.6	$475.4
Wagering Services and Solutions	37.3	34.9	165.6	132.1
Gaming	120.1	113.4	506.9	488.6
Total segment Adjusted EBITDA	259.0	237.2	1,247.1	1,096.1
All Other	(22.4)	(18.1)	(87.9)	(72.2)
Total Adjusted EBITDA	$236.6	$219.1	$1,159.2	$1,023.9

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL JOINT VENTURE FINANCIAL STATEMENTS
(Unaudited)
Summarized financial information for our equity investments is comprised of the following:

	Summarized Income Statement
	Three Months Ended December 31,		Years Ended December 31,
(in millions)	2024	2023	2024	2023
Net revenue	$210.3	$216.6	$851.5	$864.8

Operating and SG&A expense	129.2	132.2	528.5	534.0
Depreciation and amortization	6.9	6.3	27.0	23.8
Operating income	74.2	78.1	296.0	307.0
Interest and other expense, net	(10.7)	(11.2)	(44.2)	(43.9)
Net income	$63.5	$66.9	$251.8	$263.1

	December 31,
(in millions)	2024	2023
Assets
Current assets	$100.5	$104.8
Property and equipment, net	325.6	339.4
Other assets, net	267.5	266.1
Total assets	$693.6	$710.3

Liabilities and Members' Deficit
Current liabilities	$89.9	$106.2
Long-term debt	839.8	847.2
Other liabilities	1.7	0.7
Members' deficit	(237.8)	(243.8)
Total liabilities and members' deficit	$693.6	$710.3

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)
Planned capital projects for the Company are as follows:

(in millions)	Project	Target Completion	2025 Planned Spend

Live and Historical Racing Segment
Churchill Downs Racetrack	Starting Gate Pavilion and Courtyard	April 2025	$75-85
	Skye Reconstruction and Expansion, Conservatory, and Infield General Admission Projects	2026-2028	$120-130
Virginia	Richmond (HRM Expansion)	Third Quarter 2025	$30-35
	Henrico (Roseshire - HRM Venue)	Fourth Quarter 2025	$30-35
Southwestern Kentucky	Calvert City (Marshall Yards Racing and Gaming - HRM Venue)	First Quarter 2026	$30-35
New Hampshire	Salem (HRM Venue)	TBD	TBD
All Other Projects
All Other	All Other	TBD	$65-80
		Total:	$350-400